Exhibit 10.13

The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

PA-3157-LA-06981

September 14th, 2018

Federal Express Corporation

3131 Democrat Road

Memphis, TN 38118

Attention:	Mr. Kevin Burkhart Managing Director — Aircraft Acquisitions & Sales

Subject:	[*]

References:	Purchase Agreement 3157 between the Boeing Company (Boeing) and Federal Express Corporation (Customer) dated November 7, 2006 relating to 777-Freighter Aircraft (Purchase Agreement)

All terms used but not defined in this letter shall have the same meaning as in the Purchase Agreement.

1. [*]

2. [*]

3. Confidentiality. Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

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*

Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Very truly yours,

THE BOEING COMPANY

By	/s/ Dennis A. Toy

Its	Attorney-In-Fact

    ACCEPTED AND AGREED TO this

Date:	September 14, 2018

FEDERAL EXPRESS CORPORATION

By	/s/ Kevin A. Burkhart

Its	Vice President

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